Exhibit 23.1

Skadden, Arps, Slate, Meagher & Flom llp One Manhattan West New York, NY 10001
Applied Therapeutics, Inc. 545 Fifth Avenue, Suite 1400 New York, NY 10017	TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 27, 2022

FIRM/AFFILIATE

OFFICES

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

Re:	Applied Therapeutics, Inc.
Public Offering of Common Stock and Warrants

Ladies and Gentlemen:

We have acted as special United States counsel to Applied Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of 20,000,000 shares (“Shares”) of common stock, par value $0.0001 per share (“Common Stock”), 10,000,000 pre-funded warrants (“Pre-Funded Warrants”) and 30,000,000 accompanying warrants of the Company (together with the Pre-Funded Warrants, the “Warrants”), each Warrant exercisable for the purchase of one share of Common Stock. The Shares and the Warrants are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)             the registration statement on Form S-3 (File No. 333-238948) of the Company, relating to Common Stock and other securities of the Company, filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2020 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on June 15, 2020 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)             the prospectus, dated June 15, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)             the preliminary prospectus supplement, dated June 22, 2022 (together with the Base Prospectus, the “Preliminary Prospectus”) relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)             the prospectus supplement, dated June 22, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)             the underwriting agreement, dated June 22, 2022 (the “Underwriting Agreement”), between the Company and SVB Securities LLC (the “Underwriter”), relating to the sale by the Company to the Underwriter of the Securities;

(f)              the Warrants executed by the Company and in the form attached as Exhibit B to the Underwriting Agreement;

(g)             an executed copy of a certificate of Shoshana Shendelman, Secretary of the Company, dated the date hereof (the Secretary’s Certificate”);

(h)             a copy of the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of June 21, 2022, and certified pursuant to the Secretary’s Certificate;

(i)              a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof (the “Amended and Restated Bylaws”), certified pursuant to the Secretary’s Certificate; and

(j)              a copy of a written consent of the Board of Directors of the Company, adopted on June 21, 2022 and certain resolutions of the Pricing Committee, adopted on June 22, 2022, certified pursuant to the Secretary’s Certificate. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that the issuance of the Shares and the shares of Common Stock issuable on exercise of the Warrants will not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Amended and Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws, of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on-Law”).

As used herein “Transaction Documents” means the Underwriting Agreement and the Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.               The Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2.               The 30,000,000 shares of Common Stock issuable upon exercise of the Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL, and, when issued and delivered upon due exercise of the Warrants against payment therefor in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.

3.               The Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Warrants are delivered and paid for in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)             we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)             we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)             except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)             we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e)             to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)             neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Warrants: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)             neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Warrants, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom

ALN